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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2003

Osmonics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12714 (Commission File Number)	41-0955959 (IRS Employer Identification Number)
5951 Clearwater Drive Minnetonka, Minnesota (Address of Principal Executive Office)		55343 (Zip Code)

(952) 933-2277
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On February 25, 2003, General Electric Company (NYSE:GE) announced a hypothetical exchange ratio that would apply if the proposed merger of Osmonics, Inc. (NYSE:OSM) into a wholly owned subsidiary of GE were to close on Thursday, February 27, 2003. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

99.1
Press Release of General Electric Company, issued February 25, 2003: GE Announces Hypothetical Exchange Ratio.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMONICS, INC.
Date: February 25, 2003	By:	/s/ D. DEAN SPATZ Name: D. Dean Spatz Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of General Electric Company, issued February 25, 2003: GE Announces Hypothetical Exchange Ratio.

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SIGNATURES
EXHIBIT INDEX